UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2018

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation’s (Company) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 2.02:	Results of Operations and Financial Condition

On February 6, 2018, the Company issued a press release reporting its financial results for the three and twelve month periods ended December 31, 2017. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

The Company’s Investor Supplement has been posted on the investors page of its website, investors.horacemann.com, and the Investor Presentation is anticipated to be posted there by February 7, 2018.

Item 9.01:	Financial Statements and Exhibits

(d)Exhibits.

    99.1 Glossary of Selected Terms
99.2 Press release dated February 6, 2018 reporting financial results for the three and twelve month periods ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Kimberly A. Johnson
	Name:	Kimberly A. Johnson
	Title:	Vice President & Controller
(Principal Accounting Officer)

Date: February 6, 2018

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